SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-9913
SERIES NO.: 5


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 1,695
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $    55
        Class C                                                      $    53
        Institutional Class                                          $   656

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                    $000.1182
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                    $000.0176
        Class C                                                    $000.0176
        Institutional Class                                        $000.1773


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       16,021
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        3,209
        Class C                                                        3,230
        Institutional Class                                            4,023

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 27.23
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 26.43
        Class C                                                      $ 26.42
        Institutional Class                                          $ 27.56